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                                                                    EXHIBIT 8.01

                 [LETTERHEAD OF WACHTELL, LIPTON, ROSEN & KATZ]

                               November 20, 1996

Silver King Communications, Inc.
12425 28th Street North
St. Petersburg, Florida 33716

Gentlemen:

     We have acted as special counsel to Silver King Communications, Inc., a Delaware corporation ("Silver King"), in connection with the Agreement and Plan of Exchange and Merger, dated as of August 25, 1996 (the "Merger Agreement"), by and among Silver King, House Acquisition Corp., a Delaware corporation and a subsidiary of Silver King ("House"), Home Shopping Network, Inc., a Delaware corporation ("HSN"), and Liberty HSN, Inc., a Colorado corporation ("Liberty HSN"), pursuant to which House will be merged with and into HSN with HSN being the surviving corporation and a subsidiary of Silver King (the "Merger").

     In connection with this opinion, we have examined the Merger Agreement, the Registration Statement on Form S-4 filed with the Securities and Exchange Commission with respect to, among other things, the shares of common stock of Silver King, par value $.01 per share, to be issued in connection with the Merger (the "Registration Statement"), and such other documents and corporate records as we have deemed necessary or appropriate for purposes of this opinion. In addition we have assumed that the Merger will be consummated as described in the Registration Statement and in accordance with the terms of the
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Silver King Communications, Inc.
November 20, 1996
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Merger Agreement. Based upon the foregoing, and assuming that the Merger is a valid merger under applicable Delaware law, we confirm our opinion set forth under the heading "Special Factors Relating to the HSN Transactions -- Certain Federal Income Tax Consequences of the HSN Transactions" in the Registration Statement, subject to the qualifications in the second paragraph under that heading.

     We hereby consent to the use of our name in the Registration Statement and to the filing of this letter as an exhibit to the Registration Statement. In giving this consent, however, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission thereunder.

                                           Very truly yours,

                                           /s/ WACHTELL, LIPTON, ROSEN & KATZ

JSS:TPM